   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 21, 2002

                          REGISTRATION NO. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             WASTE CONNECTIONS, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                            94-3283464
       (STATE OF INCORPORATION)         (IRS EMPLOYER IDENTIFICATION NO.)

                          620 COOLIDGE DRIVE, SUITE 350
                                FOLSOM, CA 95630
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             WASTE CONNECTIONS, INC.
                             2002 STOCK OPTION PLAN

                             WASTE CONNECTIONS, INC.
                  2002 SENIOR MANAGEMENT EQUITY INCENTIVE PLAN
                            (FULL TITLE OF THE PLANS)

                             RONALD J. MITTELSTAEDT,
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                             WASTE CONNECTIONS, INC.
                          620 COOLIDGE DRIVE, SUITE 350
                                FOLSOM, CA 95630
                                 (916) 608-8200
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                                   COPIES TO:

                              ROBERT D. EVANS, ESQ.
                             CAROLYN S. REISER, ESQ.
                             JAMES J. FROLIK, ESQ.
                         SHARTSIS, FRIESE & GINSBURG LLP
                         ONE MARITIME PLAZA, 18TH FLOOR
                         SAN FRANCISCO, CALIFORNIA 94111

                         CALCULATION OF REGISTRATION FEE

                                                                Proposed
          Title of                                               Maximum                Proposed Maximum
      Securities To Be              Amount to be              Offering Price                Aggregate                 Amount of
         Registered                  Registered               Per Share (1)              Offering Price           Registration Fee
      ----------------              ------------              --------------            ----------------          ----------------
Common Stock, $0.01 par
value, issuable upon
exercise of options under
the Waste Connections, Inc.
2002 Stock Option Plan.               2,500,000                   $ 25.88                 $ 64,700,000              $ 5,952.40

Common Stock, $0.01 par
value, issuable upon
exercise of options under
the Waste Connections, Inc.
2002 Senior Management
Equity Incentive Plan.                3,000,000                   $ 25.88                 $ 77,640,000              $ 7,142.88
                                      ---------                   -------                 ------------              ----------
TOTAL                                 5,500,000                   $ 25.88                 $142,340,000              $13,095.28
                                      =========                   =======                 ============              ==========

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, based upon the average of the high and low prices reported in the Nasdaq National Market on February 15, 2002.

This Registration Statement covers 2,500,000 shares of the Registrant's Common Stock authorized to be issued under the Registrant's 2002 Stock Option Plan and 3,000,000 shares of the Registrant's Common Stock authorized to be issued under the Registrant's 2002 Senior Management Equity Incentive Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents previously filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or the Securities Act of 1933, as amended, are hereby incorporated by reference into this Registration Statement:

        a) The Registrant's Annual Report on Form 10-K and Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on March 21, 2001, and July 18, 2001, respectively.

        b) The Registrant's current report on Form 8-K, filed with the Securities and Exchange Commission on April 3, 2001.

        c) The Registrant's current report on Form 8-K, filed with the Securities and Exchange Commission on April 26, 2001.

        d) The Registrant's Quarterly Report on Form 10-Q and Amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2001, filed with the Securities and Exchange Commission on May 14, 2001, and August 15, 2001, respectively.

        e) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the Securities and Exchange Commission on August 14, 2001.

        f) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Securities and Exchange Commission on November 14, 2001.

        g) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A, File No. 0-23981, filed with the Securities and Exchange Commission on April 2, 1998, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of the filing of such documents with the Securities and Exchange Commission until the information contained therein is superseded or updated by any subsequently-filed document that is or is deemed to be incorporated by reference in this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable. The class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant's Amended and Restated Certificate of Incorporation provides that a director of the Registrant's Board of Directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Law is subsequently amended to permit further limitation of the personal liability of directors, the liability of a director of the Registrant will be eliminated or limited to the fullest extent permitted by the Delaware Law as so amended.

ITEM 7. EXEMPTIONS FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

        4.1    Waste Connections, Inc. 2002 Stock Option Plan.

        4.2    Waste Connections, Inc. 2002 Senior Management Equity Incentive
               Plan.

        5.1    Opinion of Shartsis, Friese & Ginsburg LLP.

        23.1   Consent of Ernst & Young LLP, Independent Auditors.

        23.2   Consent of Shartsis, Friese & Ginsburg LLP (reference is made to
               Exhibit 5.1).

        24.1 Power of Attorney of certain officers and directors (reference is made to page II-3).

ITEM 9. UNDERTAKINGS.

The Registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(b) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(e) that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Folsom, California, on February 21, 2002.

                                    WASTE CONNECTIONS, INC.



                                    By:      /s/ Ronald J. Mittelstaedt
                                         --------------------------------
                                         Ronald J. Mittelstaedt,
                                         Chief Executive Officer and President


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald J. Mittelstaedt and Steven F. Bouck, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated:

               Signature                                Title                        Date
               ---------                                -----                        ----
/s/ Ronald J. Mittelstaedt                   President, Chief Executive         February 21, 2002
----------------------------------------     Officer, Chairman and Director
        Ronald J. Mittelstaedt


/s/ Steven F. Bouck                          Executive Vice President and       February 21, 2002
----------------------------------------     Chief Financial Officer
            Steven F. Bouck


/s/ Michael R. Foos                          Vice President-Finance             February 21, 2002
----------------------------------------     and Chief Accounting Officer
            Michael R. Foos


/s/ Eugene V. Dupreau                        Vice President-California          February 21, 2002
----------------------------------------     Division and Director
           Eugene V. Dupreau


/s/ Michael W. Harlan                        Director                           February 21, 2002
----------------------------------------
           Michael W. Harlan


/s/ William J. Razzouk                       Director                           February 21, 2002
----------------------------------------
          William J. Razzouk


/s/ Robert H. Davis                          Director                           February 21, 2002
----------------------------------------
          Robert H. Davis

                                  EXHIBIT INDEX

                                                                                  Sequentially
                                                                                 Numbered Page
                                                                                 -------------
4.1      Waste Connections, Inc. 2002 Stock Option Plan.

4.2      Waste Connections, Inc. 2002 Senior Management Equity Incentive Plan.

5.1      Opinion of Shartsis, Friese & Ginsburg LLP.

23.1     Consent of Ernst & Young LLP, Independent Auditors.

23.2     Consent of Shartsis, Friese & Ginsburg LLP (reference is made to
         Exhibit 5.1).

24.1 Power of Attorney of certain officers and directors (reference is made to page II-3).